UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2014

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

PLC Systems Inc. 459 Fortune Boulevard Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  508-541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

On September 18, 2014, PLC Systems, Inc. (the “Company”) held its 2014 annual and special meeting. Set forth below are the final voting results for each of the matters presented for shareholder approval. All proposals are contingent upon the closing of the merger with Viveve, Inc. (the “Merger”).

Proposal 1

The Company’s shareholders elected the following director to serve on the Company’s board of directors upon consummation of the Merger. The voting results are set forth below.

	For	Withheld	Broker Non-Votes
Patricia Scheller	95,323,716	7,330,307	45,745,611
Brigitte Smith	99,342,778	3,311,245	45,745,611
Mark Colella	99,333,948	3,320,075	45,745,611
Carl Simpson	95,340,326	7,313,697	45,745,611
Daniel Janney	95,340,126	7,313,897	45,745,611

Proposal 2

The Company’s shareholders approved and adopted by special resolution the Agreement and Plan of Merger and Reorganization, dated as of May 9, 2014, as it may be amended, by and among the Company, PLC Systems Acquisition Corporation and Viveve, Inc. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
94,706,156	3,898,835	4,049,032	45,745,611

Proposal 3

The Company’s shareholders approved and adopted by special resolution the sale of the Company’s RenalGuard business to GCP IV LLC, pursuant to a reorganization agreement to be entered into at the closing by and between the Company, RenalGuard Solutions, Inc., certain subsidiaries of RenalGuard Solutions, Inc., and GCP IV LLC. The voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
94,476,347	4,101,694	4,076,982	45,745,611

Proposal 4

The Company’s shareholders approved and adopted by special resolution an amendment to the Company’s articles of continuance and to change the name of the Company to Viveve Medical, Inc. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
131,057,594	12,672,206	4,669,834	0

Proposal 5

The Company’s shareholders approved and adopted by special resolution an amendment to the Company’s articles of continuance and to confirm and ratify an amendment to the Company’s bylaws to declassify the Company’s board of directors. The voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
98,973,914	3,065,714	614,395	45,745,611

Proposal 6

The Company’s shareholders approved and adopted by ordinary resolution an amendment to the Company’s 2013 Stock Option and Incentive Plan. The voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
94,453,926	4,130,696	4,069,401	45,745,611

Proposal 7

The Company’s shareholders approved and adopted by special resolution an amendment to the Company’s articles of continuance to effect a share consolidation (reverse stock split) of outstanding Company shares on the basis of one post-consolidation share for every 100 shares outstanding immediately prior to the share consolidation. The voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
131,971,602	16,191,215	236,817	0

Proposal 8

The Company’s shareholders approved and adopted by ordinary resolution the selection by the audit committee of our board of directors of Burr Pilger Mayer, Inc., as our auditor and independent registered public accounting firm for the fiscal year end December 31, 2014, and to authorize the audit committee to fix the remuneration to be paid to Burr Pilger Mayer. The voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
140,224,322	7,649,228	526,084	0

Proposal 9

The Company’s shareholders approved and adopted by ordinary resolution an adjournment to the annual and special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual and special meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote. The voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
140,224,322	7,649,228	526,084	0

All five nominated directors were elected to serve terms of one year following the consummation of the merger; the merger with Viveve, Inc., the sale of the RenalGuard business, the name change, the declassification of the board of directors, the amendment to the 2013 Stock Option and Incentive Plan, the reverse stock split were approved and the appointment of Burr Pilger Mayer, Inc. as the independent accountant for 2014 was ratified. For additional information on these proposals, please see the Company’s definitive proxy statement filed with Securities and Exchange Commission on August 11, 2014.

The Company has issued a press release announcing the results of the 2014 annual and special meeting of shareholders which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

99.1     Press release dated September 19, 2014, announcing results of 2014 annual and special meeting of shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS, INC.

Date: September 19, 2014	By:	/s/ Gregory W. Mann
Gregory W. Mann, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 19, 2014, announcing results of 2014 annual and special meeting of shareholders